SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 9, 2002

RESOLUTION PERFORMANCE
PRODUCTS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-57170	76-0607613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RPP CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-57170-01	76-0660306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Smith Street, Suite 2400
Houston, Texas 77002
(Address of principal executive offices including Zip Code)

(888) 949-2502
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 13, 2002, Resolution Performance Products LLC (the “Company”) announced its intention to offer, together with RPP Capital Corporation, its wholly-owned subsidiary (“RPP Capital”), up to $50 million aggregate principal amount of 13 1/2% Senior Subordinated Notes Due 2010 (the “Notes”). The Notes, together with the $200 million aggregate principal amount of Notes which were originally issued on November 14, 2000 and the $75 million aggregate principal amount of Notes which were issued on November 14, 2001, will be treated as a single class of securities under the Indenture dated as of November 14, 2000 among the Company, RPP Capital and The Bank of New York, as trustee. The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the offering of the Notes are intended to be used to repay borrowings under the Credit Agreement among the Company, RPP Capital, Resolution Performance Products Inc. (“RPP Inc.”), Resolution Europe B.V. (“Resolution Europe” and, together with the Company, RPP Capital and RPP Inc., the “Borrowers”) and the various lenders party thereto, dated as of November 14, 2000 (as amended by the First Amendment thereto, dated as of November 5, 2001, the Second Amendment thereto, dated as of June 25, 2002, and the Third Amendment thereto, dated as of December 2, 2002, the “Credit Agreement”).

On December 9, 2002, the Company and the other Borrowers executed the Third Amendment to the Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, (a) permits the Borrowers to issue the Notes so long as they use the net proceeds from the offering of the Notes to prepay a portion of the term loans outstanding under the Credit Agreement, (b) will amend the financial covenants for future periods, and (c) will reduce the size of the revolving credit facility from $150 million to $100 million, in the case of clauses (b) and (c), upon and subject to the issuance of $50 million aggregate principal amount of the Notes. As of September 30, 2002, the Company was in compliance with each of the financial covenants under the Credit Agreement, without giving effect to the Credit Agreement Amendment.

These events are the subject of the press release issued by the Company on December 13, 2002, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits

Exhibit No.	Document

10.1	Third Amendment to the Credit Agreement dated as of December 2, 2002.

99.1	Press Release dated December 13, 2002.

Item 9.    Regulation FD Disclosure.

In connection with the offering of the Notes described in Item 5 of this report, the Company anticipates disclosing to prospective purchasers of the Notes the information set forth below, which is included herein for informational purposes and should not be deemed filed under the Securities Exchange Act of 1934, as amended.

Management expects that the Company’s revenues will continue to decline significantly in the fourth quarter of 2002 compared to the fourth quarter of 2001 and to the third quarter of 2002. The Company’s outlook for the remainder of 2002 and the near term in 2003 does not include a material improvement in the global economy. Management of the Company expects that the total of its income before income taxes, interest expense and depreciation and amortization (“EBITDA”), special charges and projected cost savings for the second half of 2002 will be approximately 50% below the total $72 million of EBITDA, special charges and projected cost savings that the Company achieved in the first half of 2002. Raw material costs are expected to continue to increase. Product prices that do not increase are expected to remain steady. There can be no assurances that (a) these demand trends and increasing raw material costs will or will not continue, (b) the Company will be able to realize margins it has historically achieved as feedstock costs increase, (c) the Company’s feedstock costs will not rise faster than the Company’s product prices and reduce the Company’s margins or (d) that the Company’s actual results for the fourth quarter of 2002 will not differ materially from management’s current expectations.

In addition to management’s expectations described above, during the fourth quarter of 2002, an electrical power failure in the city of Rotterdam, The Netherlands, resulted in the shutdown of a number of local refineries and chemical plants, including the Company’s plant located in Pernis, The Netherlands. Several of the Company’s operating units at the Pernis plant restarted within three days. However, other operating units at the Pernis plant are currently undergoing maintenance and other pre-startup activities, and the Company expects that such units will be fully operational by year end. Based on preliminary internal estimates, management expects that the additional costs and lost revenues associated with this disruption of the Company’s operations at the Pernis plant will be in the range of approximately $2 million to $4 million, although there can be no assurance that this preliminary estimate will prove to be correct.

In November 2002, Shell Oil Company (“Shell”) and the Company amended each of the U.S. and non-U.S. environmental agreements. Pursuant to the amendments, the Company and Shell agreed to mutually release each other from certain of the indemnity and other obligations contained in the environmental agreements entered into in November 2000. Specifically, the Company has released Shell from its obligation to indemnify the Company for damages associated with third party claims (including those by a governmental entity) for (a) compliance issues specifically identified in the November 2000 environmental agreements and (b) general non-compliance with respect to environmental, health and safety laws in effect as of November 14, 2000. In turn, Shell agreed to release the Company from any obligations that the Company had to Shell for the above matters. As consideration for entering into the amendments, the Company received a total payment of approximately $13.9 million from Shell.

One of the Company’s swap agreements for the notional amount of $50 million expired in November 2002, and effective December 5, 2002, the Company terminated its remaining interest rate swap agreements and entered into an interest rate cap agreement for the notional amount of $150 million. The cost of terminating the interest rate swap agreements was $1.5 million and this cost will be amortized as interest expense over the original life of those agreements. The interest rate cap agreement caps the floating rate at 3% and expires on February 28, 2004. The cost of the interest rate cap agreement is $183,750 and will be amortized over its term.

Due to a change in estimates in connection with the Company’s postretirement medical benefit obligation for its European region, the Company expects a reduction in its unfunded obligation of approximately $11 million to be recognized over the expected life of the participants. Starting in 2002, the Company estimates that the $11 million benefit will reduce its postretirement expense over a 14-year amortization period, or by approximately $0.8 million annually.

Certain statements in this report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, the Company’s intention to repay borrowings under the Credit Agreement and the Company’s outlook for the fourth quarter of 2002 and the near term in 2003 and the statements regarding the disruption of the Company’s operations at the Pernis plant. These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company’s results to differ materially from current expectations include: general economic and business conditions, industry trends, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in the Company’s registration statement on Form S-4 declared effective on January 15, 2002 and Form 10-Q for the three and nine months ended September 30, 2002. In addition, difficulties or delays in consummating the sale of the Notes, the proceeds of which will be used to repay borrowings under the Credit Agreement, as well as other difficulties in effecting such repayment of borrowings or amending the Credit Agreement, could cause the Company’s results to differ materially from current expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTION PERFORMANCE PRODUCTS LLC (Registrant)
Dated: December 13, 2002	By:	/S/ J. TRAVIS SPOEDE
		Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPP CAPITAL CORPORATION (Registrant)
Dated: December 13, 2002	By:	/S/ J. TRAVIS SPOEDE
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Third Amendment to the Credit Agreement dated as of December 2, 2002.

99.1	Press Release dated December 13, 2002.

7